Exhibit 99.1

Contacts:
Brian W. Poff	Dru Anderson
Executive Vice President,	Corporate Communications, Inc.
Chief Financial Officer	(615) 324-7346
Addus HomeCare Corporation	dru.anderson@cci-ir.com
(469) 535-8200
investorrelations@addus.com

ADDUS HOMECARE ANNOUNCES SECOND-QUARTER 2020 FINANCIAL RESULTS

Revenues Increase 23.9% to $184.6 million

Net Income Increases 30.5% to $6.9 Million, or $0.43 per Diluted Share,

and Adjusted Diluted Earnings per Share of $0.73

Adjusted EBITDA Increases 49.9% to $18.7 Million

Personal Care Services Same Store Revenue Increases 9.7%

Company Completes Re-Audit and Files 2019 Form 10-K,

Q1 2020 Form 10-Q and Q2 2020 Form 10-Q

Frisco, Texas (August 10, 2020) – Addus HomeCare Corporation (NASDAQ: ADUS), a provider of home care services, today announced its financial results for the second quarter and six months ended June 30, 2020.

Net service revenues were $184.6 million for the second quarter of 2020, up 23.9% from $148.9 million for the second quarter of 2019. Net income was $6.9 million, up 30.5% compared with $5.3 million for the second quarter of 2019, while net income per diluted share was $0.43, compared with $0.39 per diluted share for the prior-year period. Adjusted net income per diluted share grew 35.2% to $0.73 for the second quarter of 2020 from $0.54 for the second quarter of 2019.

Adjusted net income per diluted share for the second quarter of 2020 excludes loss on sale of assets of $0.02, COVID-19 expenses of $0.01, M&A expenses of $0.09, restructuring and other costs of $0.12, which consisted primarily of costs associated with the Company’s re-audit process, and stock-based compensation expense of $0.06. Adjusted net income per diluted share for the second quarter of 2019 excludes M&A expenses of $0.04, restructuring and other costs of $0.02, and stock-based compensation expense of $0.09. Adjusted EBITDA increased 49.9% to $18.7 million for the second quarter of 2020 from $12.5 million for the second quarter of 2019. (See page 9 for a reconciliation of all non-GAAP and GAAP financial measures in this news release.)

For the first six months of 2020, net service revenues increased 30.4% to $374.8 million from $287.4 million for the prior-year period. Net income increased 62.3% to $15.6 million for the first six months of 2020 compared with $9.6 million for the same period in 2019, and net income per diluted share was $0.98 compared with $0.71 per diluted share. Adjusted net income increased 77.3% to $24.0 million for the first six months of 2020 compared with $13.5 million for the prior-year period, while adjusted net income per diluted share grew 52.0% to $1.52 from $1.00. Adjusted EBITDA increased 61.8% to $36.4 million for the first six months of 2020 from $22.5 million for the first six months of 2019.

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ADUS Announces Second Quarter 2020 Financial Results

August 10, 2020

Dirk Allison, President and Chief Executive Officer, commented, “We are proud of our solid financial and operating results for the second quarter, reflecting continued growth in a challenging environment. Our personal care services, which accounted for 84.7% of our revenue, were up 13.7% over the same period last year, including 9.7% same store growth, as most of our large markets experienced favorable revenue trends in the second quarter. We also benefitted from the Illinois rate increases for home care services that were effective July 1, 2019, with a further increase beginning January 1, 2020. As our country has experienced the ongoing and significant impact of the COVID-19 pandemic, Addus has continued to provide the critical and essential home care services that allow individuals to remain in their homes and avoid the potential risks found in external settings and institutional healthcare environments. We commend the dedicated and heroic efforts of our caregivers and of all healthcare workers, who have worked tirelessly to meet this critical need.”

At June 30, 2020, the Company had cash of $158.6 million and bank debt of $60.0 million, while availability under its revolving credit facility was $223.5 million. Net cash provided in operating activities was $30.4 million for the second quarter of 2020.

Mr. Allison continued, “Our top priority is to protect the health and safety of the patients and customers we serve and our caregivers and other employees. Our strong value proposition, including hospice and home care services, is more relevant than ever in this environment, and we believe we are taking deliberate and effective measures across our operations to meet the increasing demand for our services in a safe manner. Our senior leadership team continues to address the impact of the COVID-19 pandemic on the Company’s operations, and we are pleased with our ability to quickly respond to the challenges we are facing. While much is still unknown, we remain focused on expanding our market presence and enhancing our home care services offering as we reach more consumers and create value for our shareholders.”

“In keeping with this focus, we completed the acquisition of Montana-based A Plus Health Care, Inc. on July 1, 2020, and we are pleased to welcome that experienced management team and clinical staff to the Addus family. We will continue to pursue acquisition opportunities and have the financial capacity to execute this strategy, although we are approaching the consummation of any acquisition in the current environment with appropriate caution and diligence,” added Allison.

Relief Funds, SEC Filings and Nasdaq Updates

As previously announced, the Company is not participating in the financial relief programs available under the CARES Act and the PPPHCE Act. Under these programs, the Company automatically received a portion of the $175 billion in funding to be distributed to health care providers through the Relief Fund, but the Company has returned all funds.

The Company also confirmed it has filed its Annual Report on Form 10-K for the year ended December 31, 2019, and its Form 10-Qs for each of the three-month periods ending March 31, 2020, and June 30, 2020, respectively, with the Securities and Exchange Commission (“SEC”) following completion of its previously announced re-audit of the Company’s financial statements for 2017 and 2018 by PricewaterhouseCoopers. As expected, the re-audit did not result in any material corrections to the Company’s historical financial statements.

As previously announced, Addus HomeCare received correspondence from Nasdaq on May 14, 2020, notifying the Company that it was not currently in compliance with Nasdaq Listing Rule 5250(c)(1), as a result of not filing the Form 10-Q for the three month period ending March 31, 2020, and of the ongoing delay in filing the Form 10-K. Pursuant to Nasdaq rules, Addus HomeCare’s securities have remained listed on the Nasdaq Global Select Market during a grace period until September 14, 2020, to regain compliance with the Nasdaq continued listing requirements. With the completion of the SEC filings, Addus HomeCare anticipates being able to now regain compliance.

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ADUS Announces Second Quarter 2020 Financial Results

August 10, 2020

Non-GAAP Financial Measures

The information provided in this release includes adjusted net income per diluted share, adjusted EBITDA and adjusted net service revenues, which are non-GAAP financial measures. The Company defines adjusted net income as net income before the net-of-tax amounts of interest income from the State of Illinois, COVID-19 adjustments for temporary rate increases and expenses, M&A expenses, stock-based compensation expense, restructure charges, severance and other costs and loss on the sale of assets associated with Hospice Partners of Kansas. The Company defines adjusted EBITDA as net income before interest expense, interest income, other non-operating income, COVID-19 adjustments for temporary rate increases and expenses, taxes, depreciation, amortization, interest income from the State of Illinois, M&A expenses, stock-based compensation expense, restructure charges, severance and other costs and loss on the sale of assets associated with Hospice Partners of Kansas. The Company defines adjusted diluted earnings per share as earnings per share adjusted for interest income from the State of Illinois, COVID-19 expenses, M&A expenses, stock compensation expense and restructure expense, severance and other costs and loss on the sale of assets associated with Hospice Partners of Kansas. The Company has provided, in the financial statement tables included in this press release, a reconciliation of adjusted net income to net income, a reconciliation of adjusted EBITDA to net income and a reconciliation of adjusted diluted earnings per share to earnings per share, in each case, the most directly comparable GAAP measure. Management believes that adjusted net income, adjusted EBITDA and adjusted diluted earnings per share are useful to investors, management and others in evaluating the Company’s operating performance, to provide investors with insight and consistency in the Company’s financial reporting and to present a basis for comparison of the Company’s business operations among periods, and to facilitate comparison with the results of the Company’s peers. With respect to COVID-19 expenses, the Company views these expenses as unrelated to the Company’s long-term performance, since they are directly related to the sudden onset COVID-19 pandemic. With respect to COVID-19 temporary rate increases, the Company similarly views these as unrelated to the Company’s long-term performance and has adjusted for those increases, net of the amount required to be passed through to caregivers as a condition of the increase.

Conference Call

Addus will host a conference call on Tuesday, August 11, 2020, beginning at 9:00 a.m. Eastern time. The toll-free dial-in number is (877) 930-8289 (international dial-in number is (253) 336-8714), pass code 7940638. A telephonic replay of the conference call will be available through midnight on August 25, 2020, by dialing (855) 859-2056 (international dial-in number is (404) 537-3406) and entering pass code 7940638.

A live broadcast of Addus HomeCare’s conference call will be available under the Investor Relations section of the Company’s website: www.addus.com. An online replay of the conference call will also be available on the Company’s website for one month, beginning approximately two hours following the conclusion of the live broadcast.

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ADUS Announces Second Quarter 2020 Financial Results

August 10, 2020

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “preliminary,” “continue,” “expect,” and similar expressions. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including discretionary determinations by government officials, the consummation and integration of acquisitions, anticipated transition to managed care providers, our ability to successfully execute our growth strategy, unexpected increases in SG&A and other expenses, expected benefits and unexpected costs of acquisitions and dispositions, management plans related to dispositions, the possibility that expected benefits may not materialize as expected, the failure of the business to perform as expected, changes in reimbursement, changes in government regulations, changes in Addus HomeCare’s relationships with referral sources, increased competition for Addus HomeCare’s services, changes in the interpretation of government regulations, the uncertainty regarding the outcome of discussions with managed care organizations, changes in tax rates, the impact of adverse weather, higher than anticipated costs, lower than anticipated cost savings, estimation inaccuracies in future revenues, margins, earnings and growth, whether any anticipated receipt of payments will materialize, the anticipated impact to our business operations, reimbursements and patient population due to the recent COVID-19 global pandemic, caused by a novel strain of the coronavirus (COVID-19), and other risks set forth in the Risk Factors section in Addus HomeCare’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 18, 2019, and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 9, 2019, which are available at www.sec.gov. The financial information described herein and the periods to which they relate are preliminary estimates that are subject to change and finalization. There is no assurance that the final amounts and adjustments will not differ materially from the amounts described above, or that additional adjustments will not be identified, the impact of which may be material. Addus HomeCare undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors. Accordingly, any forward-looking statements included in this press release do not purport to be predictions of future events or circumstances and may not be realized. (Unaudited tables and notes follow).

About Addus

Addus HomeCare is a provider of home care services that primarily include personal care services that assist with activities of daily living, as well as hospice and home health services. Addus HomeCare’s consumers are primarily persons who, without these services, are at risk of hospitalization or institutionalization, such as the elderly, chronically ill and disabled. Addus HomeCare’s payor clients include federal, state and local governmental agencies, managed care organizations, commercial insurers and private individuals. Addus HomeCare currently provides home care services to approximately 42,000 consumers through 185 locations across 25 states. For more information, please visit www.addus.com.

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ADUS Announces Second Quarter 2020 Financial Results

August 10, 2020

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(amounts and shares in thousands, except per share data)

(Unaudited)

Income Statement Information:	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
Net service revenues	$184,576	$148,915	$374,792	$287,422
Cost of service revenues	129,579	109,222	263,960	210,902

Gross profit	54,997	39,693	110,832	76,520
	29.8%	26.7%	29.6%	26.6%
General and administrative expenses	42,097	29,767	84,384	59,024
Loss on sale of assets	353	—	353	—
Depreciation and amortization	2,940	2,535	5,827	4,609

Total operating expenses	45,390	32,302	90,564	63,633

Operating income from continuing operations	9,607	7,391	20,268	12,887
Total interest expense, net	566	585	1,140	988

Income before income taxes	9,041	6,806	19,128	11,899
Income tax expense	2,134	1,514	3,563	2,311

Net income	$6,907	$5,292	$15,565	$9,588

Net income per diluted share	$0.43	$0.39	$0.98	$0.71

Weighted average number of common shares outstanding – diluted	15,916	13,433	15,917	13,413

Cash Flow Information:	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
Net cash provided/(used) in operating activities	$30,445	$(881)	$50,887	$(4,078)
Net cash used in investing activities	(2,131)	(30,798)	(4,965)	(31,804)
Net cash provided/(used) by financing activities	(228)	20,301	913	20,268

Net change in cash	28,086	(11,378)	46,835	(15,614)
Cash at the beginning of the period	130,463	66,170	111,714	70,406

Cash at the end of the period	$158,549	$54,792	$158,549	$54,792

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ADUS Announces Second Quarter 2020 Financial Results

August 10, 2020

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Amounts in thousands)

(Unaudited)

	June 30,
	2020	2019
Assets
Current assets
Cash	$158,549	$54,792
Accounts receivable, net	126,389	121,556
Prepaid expenses and other current assets	11,398	9,148

Total current assets	296,336	185,496

Property and equipment, net	14,707	11,428

Other assets
Goodwill	275,433	145,812
Intangible assets, net	53,073	36,480
Operating lease assets	19,825	18,260
Deferred tax assets, net	1,547	2,474

Total other assets	349,878	203,026

Total assets	$660,921	$399,950

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$17,201	$13,230
Accrued expenses	32,674	18,801
Accrued payroll	28,787	22,162
Accrued workers compensation	14,075	13,890
Current portion of long-term debt, net of debt issuance costs	948	955

Total current liabilities	93,685	69,038
Long-term debt, less current portion, net of debt issuance costs	59,048	36,231
Long-term lease liability, less current portion	12,672	12,929
Other long-term liabilities	655	242

Total long-term liabilities	72,375	49,402

Total liabilities	166,060	118,440

Total stockholders’ equity	494,861	281,510

Total liabilities and stockholders’ equity	$660,921	$399,950

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ADUS Announces Second Quarter 2020 Financial Results

August 10, 2020

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Net Service Revenues by Segment

(Amounts in thousands)

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
Personal care	$156,268	$137,477	$316,933	$265,371
Hospice	24,525	8,437	49,737	16,354
Home health	3,783	3,001	8,122	5,697

Total revenue	$184,576	$148,915	$374,792	$287,422

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ADUS Announces Second Quarter 2020 Financial Results

August 10, 2020

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Key Statistical and Financial Data

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
Personal Care
States served at period end			24	24
Locations at period end			150	154
Average billable census - same store	35,479	38,099	36,705	37,834
Average billable census - acquisitions (1)	717	927	855	927
Average billable census total	36,196	39,026	37,560	38,761
Billable hours (in thousands)	7,374	7,269	15,048	14,133
Average billable hours per census per month	67.5	61.6	66.3	60.3
Billable hours per business day	113,447	111,829	115,750	109,557
Revenues per billable hour	$21.14	$18.91	$21.01	$18.78
Organic growth
Revenue	9.7%	5.8%	11.8%	5.7%
Hospice
Locations served at period end	—	—	30	13
Admissions	1,339	474	2,994	985
Average daily census	1,743	611	1,803	593
Average length of stay	103.1	126.7	101.0	121.5
Patient days	158,644	54,807	328,156	106,531
Revenue per patient day	$154.59	$153.94	$151.57	$153.52
Organic growth
Revenue	2.7%	—	2.7%	—
Average daily census	3.6%	—	8.7%	—
Home Health
Locations served at period end	—	—	10	10
New Admissions	1,068	700	2,090	1,415
Recertifications	689	543	1,399	1,185
Total Volume	1,757	1,243	3,489	2,600
Visits	29,797	24,157	63,507	43,711
Organic growth
Revenue	(4.3)%	—	4.1%	—
New admissions	15.4%	—	13.1%	—
Percentage of Revenues by Payor:
Personal Care
State, local and other governmental programs	50.0%	54.2%	49.7%	55.1%
Managed care organizations	44.3	39.2	44.6	38.3
Private duty	3.2	3.8	3.2	3.8
Commercial	1.5	1.5	1.6	1.5
Other	1.0	1.3	0.9	1.3
Hospice
Medicare	92.8%	92.6%	92.4%	92.9%
Managed care organizations	4.9	5.6	5.2	5.1
Other	2.3	1.8	2.4	2.0
Home Health
Medicare	79.6%	81.2%	79.8%	81.4%
Managed care organizations	18.2	15.9	18.4	15.6
Other	2.2	2.9	1.8	3.0

(1)

The average billable census in acquisitions of 1,373 and 1,261 for the three and six months ended June 30, 2019 was reclassified to average billable census - same stores for comparability purposes. The average billable census for the three and six months ended June 30, 2020 was prorated for the date of the acquisition.

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ADUS Announces Second Quarter 2020 Financial Results

August 10, 2020

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(Amounts in thousands, except per share data)

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
Reconciliation of Adjusted EBITDA to Net Income: (1)
Net income	$6,907	$5,292	$15,565	$9,588
Interest expense, net	566	585	1,140	1,101
Interest income from Illinois	—	—	—	(113)
Loss on sale of assets	353	—	353	—
Income tax expense	2,134	1,514	3,563	2,311
Depreciation and amortization	2,940	2,535	5,827	4,609
COVID-19 adjustment, net	263	—	526	—
M&A expenses	1,911	741	3,544	1,236
Stock-based compensation expense	1,118	1,482	2,525	2,714
Restructure and other costs	2,519	330	3,393	1,075

Adjusted EBITDA	$18,711	$12,479	$36,435	$22,521

Reconciliation of Adjusted Net Income to Net Income: (2)
Net income	$6,907	$5,292	$15,565	$9,588
Interest income from Illinois, net of tax	—	—	—	(95)
Loss on sale of assets, net of tax	288	—	288	—
COVID-19 expense, net of tax	206	—	428	—
M&A expenses, net of tax	1,499	579	2,898	1,001
Stock-based compensation expense, net of tax	876	1,135	2,063	2,169
Restructuring and other costs, net of tax	1,980	253	2,773	880

Adjusted net income	$11,734	$7,259	$24,014	$13,543

Reconciliation of Net Income per Diluted Share to Adjusted Net Income per Diluted Share: (3)
Net income per diluted share	$0.43	$0.39	$0.98	$0.71
Interest income from Illinois per diluted share	—	—	—	(0.01)
Loss on sale of assets per diluted share	0.02	—	0.02	—
COVID-19 adjustment per diluted share	0.01	—	0.03	—
M&A expenses per diluted share	0.09	0.04	0.18	0.07
Restructure and other costs per diluted share	0.12	0.02	0.18	0.07
Stock-based compensation expense per diluted share	0.06	0.09	0.13	0.16

Adjusted net income per diluted share	$0.73	$0.54	$1.52	$1.00

(1)

We define Adjusted EBITDA as earnings before interest expense, interest income from the state of Illinois, other non-operating income, taxes, depreciation, amortization, COVID adjustment, M&A expenses, stock-based compensation expense, restructure expenses and other costs and loss on the sale of assets associated with Hospice Partners of Kansas. Adjusted EBITDA is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(2)

We define Adjusted Net Income as net income before interest income from the state of Illinois, COVID adjustment, M&A expenses, stock-based compensation expense, restructure expenses and other costs and loss on the sale of assets associated with Hospice Partners of Kansas. Adjusted Net Income is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(3)

We define Adjusted diluted earnings per share as earnings per share, adjusted for interest income from the State of Illinois, COVID adjustment, M&A expenses, stock compensation expense and restructure expense and other costs and loss on the sale of assets associated with Hospice Partners of Kansas. Adjusted diluted earnings per share is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

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